Exhibit 10.2 to 8-K

                         NON-NEGOTIABLE CONVERTIBLE NOTE


     FOR VALUE RECEIVED, BOUNDLESS CORPORATION, a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to J. GERALD COMBS (the "Holder"), with an address at 200 Central Park South, New York, NY 10019, the sum of $475,000 (Four Hundred Thousand Dollars), together with interest as provided below, on February 27, 2003 (the "Maturity Date") or on such dates as otherwise provided below with respect to Installments.

     The following terms shall apply to this Note:

                                    ARTICLE I

                                     GENERAL

     1.1 Payment of Principal. In the event that, after the date hereof and prior to the Maturity Date, the Borrower or its subsidiaries have not received aggregate net cash proceeds from equity financing of at least $2,500,000, the Borrower may, at its option, extend the Maturity Date of this Note to the second anniversary of the original Maturity Date; provided, however, that, upon electing such extension, the Borrower shall repay the principal amount of this
Note in twenty-four (24) equal monthly installments ("Installments"), with the first Installment to be paid on the last day of March 2003 and each succeeding Installment to be paid on the last day of each succeeding month and the last Installment to be paid on February 27, 2005. For purposes of calculating the $2,500,000 net proceeds described above, issuances of convertible debt or issuances of equity, or the exercise of stock options issued, to employees, directors or consultants of the Borrower shall not be considered.

     1.2 Payment Grace Period. The Borrower shall have a fifteen (15) day grace period to pay any amounts due under this Note.

     1.3 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect from the date hereof until the principal amount of this Note is paid in full.

     1.4 Interest Rate. Interest shall accrue on this Note at 6% per annum, payable quarterly on the last day of each March, June, September and December, beginning on March 31, 2002, and on the Maturity Date, until this Note is paid in full; provided, however, that, in the event the Maturity Date is extended in accordance with Section 1.1, the interest accrued on this Note shall be paid in full simultaneously with the payment of each Installment. Upon the occurrence and during the continuance of any Event of Default (as defined below), the amounts then due and payable under this Note (including the entire principal and accrued interest if such payments are accelerated at the election of the Holder) shall bear interest equal to twelve (12%) percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the "Default Interest Rate").

     1.5 Cost of Collection. If any payment due hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including attorney's fees, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate. In addition, if this Note is referred by Holder to any attorney for collection, the Borrower shall pay all attorney fees incurred by Holder therefor.

     1.6 Prepayment. The Borrower may prepay this Note, in whole or in part, at any time without penalty on 15 days' written notice to the Holder.

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     1.7 Subordination. The Borrower's obligation to pay any amount under this
Note shall be subject and subordinate to the Borrower's obligations to repay all indebtedness of the Borrower or its subsidiaries for borrowed money, now existing or hereafter arising.

                                   ARTICLE II

                                CONVERSION RIGHTS

     The Holder shall have the right to convert the principal amount due under this Note and the interest accrued and unpaid thereon, into shares of the Borrower's Common Stock as set forth below.

     2.1 Conversion into the Borrower's Common Stock.

     (a) The Holder shall have the right from and after the date of this Note and then at any time on or prior to the date the Note is paid in full, to convert any outstanding and unpaid principal portion of this Note of not less than $25,000 (or any lesser amount representing the full remaining outstanding and unpaid portion of the Note), together with the interest accrued and unpaid thereon, into fully paid and nonassessable shares of restricted Common Stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price (the "Conversion Price"), determined as provided herein. Upon the surrender of this Note, accompanied by the Holder's written request for conversion, Borrower shall issue and deliver to the Holder that number of shares of Common Stock for the portion of the Note converted and a new Note in the form hereof for the balance of the principal amount hereof, if any. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Note to be converted by the Conversion Price and shall be delivered to the Holder not later than fifteen (15) business days after Holder has delivered its request for conversion.

     (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price shall be $1.25.

     (c) The Conversion Price and number and kind of shares of other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

          A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note shall thereafter evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.1(c) shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

          B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.


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          C. Stock Splits, Combinations and Dividends. If the shares of Common
     Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in the case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part by the surrender of this Note at the principal office of the Borrower. Upon partial exercise hereof, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted.

                                   ARTICLE III

                                EVENTS OF DEFAULT

     The occurrence of any of the following events of default shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

     3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after written notice to the Borrower from the Holder.

     3.2 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for its or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     3.3 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

     4.1 Piggyback Registrations.

     (a) Right to Piggyback. If, at any time the Borrower determines to register any of its securities under the Securities Act of 1933 (the "Securities Act") for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or its then equivalent, or in connection with a Rule 145 transaction or Form S-4 or its equivalent, or another form not available for registering the Registrable Shares for sale to the public), each such time it will give prompt written notice to all holders of outstanding Registrable Shares, including each holder who has the right to acquire Registrable Shares, of its intention so to do and of the proposed method of distribution of such securities. As used herein, "Registrable Shares" means all shares of Common Stock issued or issuable upon conversion of this Note but excluding shares transferred or otherwise disposed of without the express written permission of the Borrower. Upon the written request of any such holder, received by the Borrower within ten (10) days after the giving of any such notice by the Borrower, to include in the registration all or any part of the Registrable Shares, the Borrower will


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cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Borrower, all to the extent and under the conditions such registration is permitted under the Securities Act.

     (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Borrower's capital stock, the Borrower shall not be required under Section 4.1(a) to include any of the holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Borrower and the underwriters selected by the Borrower (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Borrower. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Borrower that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Borrower shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Shares and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     4.2 Registration Procedures. If and whenever the Borrower is required by the provisions of Paragraph 4.1 to include any Registrable Shares in a registration statement under the Securities Act, the Borrower will, at its cost and expense, as expeditiously as reasonably practicable:

     (a) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

     (b) use all reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Borrower shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (c) use all reasonable efforts to list the Registrable Shares covered by such registration statement with the American Stock Exchange or any securities exchange on which the Common Stock of the Borrower is then listed;

     (d) immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Borrower has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the


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statements therein not misleading in light of the circumstances then existing.
The sellers of Registrable Shares agree upon receipt of such notice forthwith to cease making offers and sales of Registrable Shares pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Borrower has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (e) notify each seller of Registrable Shares under such registration statement of (i) the effectiveness of such registration statement, (ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement;

     (f) deliver to all security holders as soon as possible after effectiveness of such registration statement an earning statement covering a period of at least twelve months beginning after the effective date of the registration statement as referred to in Section 11(a) of the Securities Act;

     (g) if the offering is underwritten and any seller of Registrable Shares so requests, use all reasonable efforts to furnish on the date that Registrable Shares is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Borrower for the purposes of such registration, addressed to the underwriters and to such seller, and in customary form; and (ii) a letter dated such date from the independent public accountants retained by the Borrower, addressed to the underwriters and to such seller and covering such matters with respect to such registration as such underwriters reasonably may request; and

     (h) make available for inspection upon reasonable notice during the Borrower's regular business hours by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all material financial and other records, pertinent corporate documents and properties of the Borrower, and cause the Borrower's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     In connection with each registration hereunder, the sellers of Registrable Shares shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Registrable Shares on the basis provided in any underwriting arrangements and
(c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4.3 Expenses. All expenses incurred by the Borrower in complying with Paragraph 4.1 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Borrower, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the American Stock Exchange, transfer taxes and fees of transfer agents and registrars but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Shares and the fees of counsel to the sellers of Registrable Shares are called "Selling Expenses".

     The Borrower will pay all Registration Expenses in connection with each registration statement under Paragraph 4.1. All Selling Expenses in connection with each registration statement under


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Paragraph 4.1 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Borrower (except to the extent the Borrower shall be a seller) as they may agree.

     4.4 Information by Holder. The holder or holders of Registrable Shares included in any registration shall furnish to the Borrower such information regarding such holder or holders of Registrable Shares, the Registrable Shares held by them and the distribution proposed by such holder or holders of Registrable Shares as the Borrower may reasonably request in writing and as shall be required in connection with any registration (including any amendment to a registration statement or prospectus), qualification or compliance referred to in this Section 4.

     4.5 Termination of Registration Rights. No holder of Registrable Shares shall be entitled to exercise any right provided for in this Section 4 after the earlier of (i) three (3) years following the expiration or termination of this Offering or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder's shares during a three (3) month period without registration.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day telecopied (with copy mailed by overnight courier) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section 5.2: (i) if to the Company, to Boundless Corporation, 100 Marcus Boulevard, Hauppauge, New York 11788,
Attention: President, telecopy number: 631-342-7378, with a copy to Joseph L. Cannella, Fischbeino Badilloo Wagnero Harding, 909 Third Avenue, New York, NY 10022, telecopy number: (212) 644-3601; and (ii) if to the Holder, to the name, address and telecopy number (if one is provided) set forth on the first page hereof

     5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     5.4 Assignability. This Note is non-negotiable and shall not be sold or otherwise transferred by the Holder to any other party. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and his estate.

     5.5 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.


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     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of this 1st day of January, 2002.

                                   BOUNDLESS CORPORATION


                                   By: /s/ Joseph Joy
                                      ----------------------------------------

                                   Title:  Chief Executive Officer & President




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